Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206928, 333-169599, 333-155530, 333-38230, 333-75275, 333-125671,333-132803, 333-140107, and 333-37976) and Form S-8 (Nos. 333-63470, 333-34079, 333-116072, 333-152008, 333-188647, 333-205723, and 333-213433,) of Juniper Pharmaceuticals, Inc. of our report dated March 7, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 7, 2017